SP PLUS CORPORATION means ® INNOVATION IN OPERATION ê SP+ is built on excellence and integrity, with a commitment to advance Innovation in Operation that enables us to deliver the highest level of service and satisfaction while employing best corporate social responsibility practices. At SP+, we strive to develop new and better ways of doing things to improve the effectiveness and efficiency of everything we do for our stakeholders—investors, employees, clients and communities— using our shared cultural attributes: CREATIVITY KNOWLEDGE EXCELLENCE TECHNOLOGY INTEGRITY EXPERIENCE INITIATIVE EFFICIENCY SP+’s mission is to maximize client Although SP+ has implemented value through excellence in sustainability and corporate management services and the responsibility strategies for years, this application of creativity and innovation. is our first Corporate Sustainability To stay consistent with that Report. Moving forward, we will commitment, we have integrated green continue to focus on existing and new environmental initiatives into SP+’s programs and strategies that positively culture and acted as a responsible reflect our culture and impact the corporate citizen. communities that we value so highly. SP+ Corporate Sustainability Report 2017 | November 2018 | 1

102-14 – Statement from Senior Decision Maker Dear Reader, I am pleased to present SP Plus Corporation’s 2017 Corporate Sustainability Report. As a leading provider of parking management, ground transportation and other ancillary services across the United States, Canada and Puerto Rico, we play a key role in creating sustainable value through our business activities for our stakeholders–employees, clients, customers, investors, and communities. By operating respectfully, responsibly and safely in all activities with a view to creating value for the environment in which we work, SP+ is consciously shaping the foundation of a sustainable organization. Past Although this is our first public report focused on our sustainability and corporate social responsibility practices, SP+ has a long-standing commitment to being a proactive and progressive corporate citizen. While we’re mindful of the additional work to be done, I believe it’s essential to acknowledge the progress we have made so far: • SP+ has a well-established Environmental Compliance Program that includes training to raise our employees’ environmental awareness, formal reporting procedures for environmental concerns, enforcement policies overseen by our Environmental Compliance Officer, and rigorous supplier/vendor screening and contracting parameters. • SP+ has developed proprietary SP+ University™ internal training curricula focused on the environment and sustainability. For example, our “Leading the Way” course focuses specifically on waste-water reclamation and hazardous solid waste disposal procedures that comply with federal and local environmental rules and regulations. • We constantly focus on enhancing our proprietary online tools to make it as easy as possible for parkers to locate a convenient parking facility (including its parking rate structure) before they leave for their destination. Knowing their specific destination in advance eliminates unnecessary driving while searching for parking, thus reducing trip time, vehicle emissions and, therefore, our carbon footprint. • Our SP+ Women’s Advisory Forum has established a robust plan to recruit a more diverse workforce, retain more women, and ensure sensitivity to gender stereotypes in the workplace. Fiscal Year 2017 Sustainability is one of our corporate values that motivates and inspires each of our 20,000+ employees every day. With the SP+ Code of Business Conduct serving as our beacon, we SP+ Corporate Sustainability Report 2017 | November 2018 | 2

have developed and deployed anti-corruption and occupational health and safety initiatives throughout our business and are committed to supporting human rights initiatives. In addition, SP+ supported a variety of causes and organizations with our time and resources in 2017. With SP+ employees located in offices and facilities across the nation, we recognize the importance of connecting with our local communities through outreach and charitable partnerships. 2017 was a successful year for our company thanks to the efforts of our very busy team. Operationally, we overcame the challenges of three hurricanes to deliver solid overall financial performance. I’m especially proud of our employees who gave generously of their time and resources to aid in the recovery and rebuilding efforts. The personal safety and health of each employee, customer and client at SP+ is of the utmost importance. In addition, we made exceptional progress on furthering our company- wide safety and loss control programs which are designed to create a safe environment for our employees and everyone we serve at our facilities. The prevention of occupational injuries and illnesses is of such consequence that safe working conditions and practices are given top priority. Future Looking forward, the need to integrate sustainability and responsible business practices into our strategic plans and business operations will remain vital to our long-term success. SP+ welcomes our responsibility to lead by example and conduct our business in a socially responsible manner with integrity and an unyielding commitment to protecting our environment. G Marc Baumann, President & CEO, SP+ SP+ Corporate Sustainability Report 2017 | November 2018 | 3

General Disclosures & Management Approach 1. Organizational Profile 102-1 – Name of the Organization SP Plus Corporation 102-2 – Activities, Brands, Products and Services General SP+ is a leading provider of parking management, ground transportation and other ancillary services to commercial, institutional and municipal clients in urban markets and airports across the United States, Canada and Puerto Rico. Segment Reporting In the first quarter of 2017, we changed our internal reporting segment information. Currently, our operating segments are internally reported as region one (Commercial) and region two (Airports). • Region one (Commercial) encompasses our services in healthcare facilities, municipalities, including meter revenue collection and enforcement services, government facilities, hotels, commercial real estate, residential communities, retail, colleges and universities, as well as ancillary services such as shuttle and transportation services, valet services, taxi and livery dispatch services and event planning, including shuttle and transportation services. • Region two (Airports) encompasses our services at all major airports as well as ancillary services, which included shuttle and transportation services and valet services. Services SP+ is a single source provider for service lines that include: • Parking • Event Logistics • Transportation • Security • Facility Maintenance • Ancillary Services Complete information about our service lines is included in the links above. SP+ Corporate Sustainability Report 2017 | November 2018 | 4

Operating Groups

Our services are provided through nine vertical markets. Each group focuses exclusively on a single market, enabling **SP+** to apply its expertise at understanding and addressing market-specific needs and idiosyncrasies. Following is a general description of our vertical markets and the services that we provide in these markets.

Operating Group Descriptions	
Airports	Airports includes services supporting airlines and airports including parking management, valet parking, shuttle buses, curbside management, parking facility planning, facility maintenance, and safety, and security.
Events & Venues	Events and Venues provides event logistics, bid preparation services, event parking and transportation management, marketing programs, and unparalleled events and venues experience.
Healthcare	Services in the Healthcare operating group include parking management, valet parking, validation programs, facility maintenance, and shuttle bus services.
Hospitality	Hospitality provides parking management, valet parking, shuttle bus services, facility maintenance and event logistics.
Municipality	Municipality provides parking equipment acquisition, installation and financing services; parking meter enforcement, event logistics, facility maintenance, and shuttle bus services.
Office	Services in the Office operating group include parking management, shuttle bus services, and facility maintenance.
Residential	Residential encompasses parking management, valet parking, facility maintenance, and shuttle bus services.
Retail	Retail provides parking management, valet parking, shuttle bus services, and facility maintenance.
University	Services in the University operating group include parking and access management, parking planning analysis, shuttle bus services, event logistics, and facility maintenance.

SP+ Corporate Sustainability Report 2017 | November 2018 | 5

Complete information about our nine vertical markets are provided in the links below:

- Airports
- Events & Venues
- Healthcare
- Hospitality
- Municipality
- Office
- Residential
- Retail
- University

Sustainability in SP+ Services

SP+'s mission is to maximize client value through excellence in management services and the application of creativity and innovation, integrated with a commitment to being a responsible corporate citizen. To stay consistent with that commitment, we have integrated environmental (or "green") initiatives into our company's culture for many years.

SP+ is dedicated to sustainability, whether in our operations, our back office processes, or our general activities within the parking industry. With this commitment, our clients can be confident that the parking experience we provide will be aligned with our clients' philosophy of acting in our customers'—and our planet's—best interests.

Parksmart

SP+ is an active member of Parksmart, the Parking Facility division of the Green Building Council, and we have company representation on both the board of directors and its committees. Parksmart continually gathers information about green technologies used in the parking industry, and strives to keep current on legislation regarding tax incentives and rebates for those technologies, thus providing economic benefits to augment the purely environmental benefits derived from such green measures.

"Green" Parking Operations

- **Environmental Training**

  SP+ has developed proprietary **SP+ University**™ internal training curricula focused on environmental protection, sustainability and compliance training. Educating our employees to "Think Green" is an integral part of our training agenda. For example, the University's "Leading the Way" course focuses specifically on waste-water reclamation and hazardous solid waste disposal procedures that comply with federal and local environmental rules and regulations.

SP+ Corporate Sustainability Report 2017 | November 2018 | 6

• Parking.com Website and Mobile App SP+ has launched the Parking.com website and mobile app that now serve as our primary online selling platform. This easy-to-use site and mobile app offers customers the ability to search, check availability, compare pricing, reserve and purchase parking at locations across North America, saving drivers time, money, and gas through online payments, a parking locator, a frequent parker program, and online reservations. • Clean, Safe & Secure Parking SP+ sets meticulous standards for our parking operations and we maintain them through a carefully developed, strictly enforced monitoring system. Our operations combine cutting-edge technology with highly trained parking professionals to provide customers with clean, safe, and secure parking. Our certified team of technicians keeps facilities clean and sustainable through a myriad of facility maintenance services that include power sweeping and washing, gum and graffiti removal, snow removal, concrete and asphalt repairs, general housekeeping, and painting. We provide a safe parking and valet environment by ensuring that parking facilities are well-lit, signs and emergency exits are clear and visible and customer service specialists are available on standby to oversee emergencies. • Ecologically Responsible Garage & Vehicle Washing Keeping our garages clean is vital to our clients and customers, but pressure washing and power scrubbing garages, as well as car washing activities, can be ways for motor oil, fuel, antifreeze and other regulated substances to accidently enter storm drains. The Federal Clean Water Act of 1977 and other federal, state, and local laws have been put in place to protect surface water from pollutants, and SP+ is leading the way to prevent this kind of pollution in order to protect our environment. SP+ also keeps its own fleet of buses clean with sensitivity to the environment. If performed without regard to environmental impact, bus washing can result in cleaning chemicals and other pollutants enter the water supply. Accordingly, we take all actions necessary to assure that bus washing is performed so as to capture and properly dispose of all waste water and other contaminants. • Recycling Consumables SP+ maintains recycle bins in our administrative and operations facilities. We are committed to purchasing and utilizing green products such as recycled 30% post- SP+ Corporate Sustainability Report 2017 | November 2018 | 7

consumer waste, chlorine-free paper, remanufactured toner cartridges and energy efficient light bulbs. Where possible, we utilize electric hand-dryers in restrooms. Sustainable Suppliers SP+’s procurement department prefers to do business with suppliers committed to sustainable practices. For example, we use parking ticket suppliers that use recycled paper, environmentally friendly inks, and the tickets themselves are shipped in boxes made from recycled materials. • Energy-Efficient Fixtures SP+ has helped clients convert thousands of inefficient light fixtures to more efficient models. The EPA statistics below show the environmental impact of converting only 100 inefficient fixtures. Applying these statistics to the thousands of fixtures we’ve converted translates into dramatic environmental benefits. Annual Reduction Equivalent 107,000 lbs. of carbon dioxide Planting 14 acres of trees 434 lbs. of sulfur dioxide Saving 9,550 gallons of gas 175 lbs. of nitrogen oxides Taking 10 cars off the road We purchase and utilize energy efficient equipment and conserve energy by turning off lights and unplugging appliances when not in use. • Car Pool & Bicycle Programs SP+ works with clients to implement custom-designed car pool programs. In addition, our new SPokes℠ bicycle use program allows monthly parking customers at our locations to use custom-designed beach cruiser bikes free of charge, whether for exercise, sightseeing or other personal enjoyment, or even for errands that otherwise would require automobile use. • Electric Vehicle Charging Stations Having anticipated the increased prevalence of electric vehicles as a game-changer in the automotive industry’s contribution towards sustainability, SP+ has established relationships with various distributors of vehicle charging stations. We are working with these distributors to facilitate “green” charging station installation in cities and facilities throughout the country. SP+ Corporate Sustainability Report 2017 | November 2018 | 8

• Vehicle Procurement and Maintenance Where our operations require support vehicles, SP+ will utilize environmentally friendly hybrid, alternative fuel, or electric vehicles to minimize adverse environmental impact, including CO2 emissions. In addition to securing and operating “green” support vehicles throughout the U.S., SP+ manages and operates fleets of fully electric transit vehicles. We take meticulous care of our vehicles to provide peak performance while ensuring fuel efficiency and fuel conservation. Our SP+ Fleet Services division also develops and implements comprehensive, fine-tuned programs for preventive maintenance, repairs, and imaging (washing, cleaning and fueling). Our staff conducts mandatory pre-trip and post-trip inspections to confirm that vehicles are safe and attractive. Our custom-designed and exhaustive preventive maintenance programs enhance service reliability and prolong vehicle life. Our state-of-the-art fleet management maintenance system assures compliance with environmental laws and provides detailed reports to clients. • Bicycle Parking Many environmentally conscious commuters use bicycles instead of automobiles. SP+ offers solutions to help these cyclists park their bikes, such as installing and managing bike lockers and bike corrals in our parking facilities. In addition, for large bicycle friendly events, SP+ can set up bike valets capable of parking and safely storing hundreds of bicycles. One of our bicycle valet operations parks over 25,000 bicycles a year during special events. • Tire Inflation Having properly inflated tires is one of the least expensive ways consumers can improve gas mileage. Yet service stations today rarely offer this service. At many parking facilities operated by SP+, we provide air pumps so patrons can easily inflate their tires to maximize fuel efficiency. • Preferred Parking for Hybrid Vehicles & Scooters SP+ assess the viability of offering preferred parking spaces as a means of rewarding and incentivizing the use of hybrid vehicles and scooters. • Parking Site Surveys Through Parksmart, SP+ offers a site survey to determine how “green” a garage is currently and makes recommendations to improve the facility’s level of sustainability. Such recommendations can focus on a facility’s lighting, presence of EV charging SP+ Corporate Sustainability Report 2017 | November 2018 | 9

stations, recycling programs, air quality, and the use of low-impact building materials. Once improvements are made, facilities are eligible for a Green Garage Certification through Parksmart. We coordinate the procurement of site surveys for our clients. Green Garage Certification may be awarded to a facility that reduces its environmental impact, increases its energy efficiency and performance, manages parking spaces efficiently, encourages alternative mobility options, and strengthens community relationships. “Green” Back Office Operations • Computing Platforms and Processes Our long-term enterprise risk management objective is to replace historical practices of printing and storing hard copies with a company-wide electronic document storage system. We were awarded Oracle’s Empower the Green Enterprise Award in recognition of our use of technology and re-engineered back office processes that each year are projected to save: o 312 tons of paper o 600,000 lbs. of solid wastes o 624 tons of trees o 19,000 lbs. of emissions o 5.1 million gallons of water • Paper Reduction, Green Supplies, Recycling & Environmental Event Participation • SP+ is committed to the reduced use of paper, green office and cleaning supplies, recycling at client properties, and to participating in environmental awareness events. Our employees are trained to conserve paper, print only what is necessary, use the backside of discarded paper for notes and recycle or reuse paper wherever possible. • Online, Paperless iProcurement and iPayables, Accounts Payable & Employee Recruiting Systems Our procurement, accounts payable and employee recruiting processes have been converted to online, electronic formats. As a result, SP+ not only made those processes more efficient from speed and financial control standpoints, but we also eliminated the large quantitates of paper historically associated with the process of procuring and paying for the goods and services used throughout our North American operations. SP+ Corporate Sustainability Report 2017 | November 2018 | 10

• “Concur” Online Expense Reporting System SP+ uses a fully automated online expense reporting and reimbursement system to continue our commitment to efficiency and the elimination of paper. This helps us further reduce our carbon footprint. Expense receipts are uploaded to they system electronically, linked by the software with the associated expense report, and then submitted for processing and reimbursement, all without using a single sheet of paper. The system efficiently expedites expense reimbursements to our employees and is considerate of our environment. • Financial Reporting Our proprietary Client View® software provides clients with secure, around-the-clock, online access to financial statements and detailed back-up. Since all reports and supporting documentation can be electronically stored, clients need only print materials that they need for specific purposes. By delivering monthly financial reports electronically, SP+ has eliminated the need to print up to 40,000 packages of hard copy financial reports every year. • Electronic Workforce Time & Attendance System SP+ has eliminated the waste associated with conventional paper-based time and attendance recording systems by using a paperless time and attendance system. 102-3 – Location of Headquarters Chicago, Illinois 102-4 – Location of Operations Primary operations occur in urban markets and airports throughout the United States, Canada and Puerto Rico. 102-5 – Ownership and Legal Form SP Plus Corporation is incorporated under the laws of the State of Delaware and is a publicly traded company, governed by a board of directors. Our common stock is listed on the NASDAQ Stock Market LLC under the symbol "SP". The person or entities known to SP+ to be beneficial owners of more than 5% of the shares of SP+ common stock as of February 2018 are set forth below. This disclosure is based on a review of Schedule 13G filings and Schedule 13D filings. SP+ Corporate Sustainability Report 2017 | November 2018 | 11

• ArrowMark Colorado Holdings LLC • The Vanguard Group • Wellington Management Group LLP 102-6 – Markets Served SP+ is a diverse provider of professional parking, ground transportation, facility maintenance, security, and event logistics services to real estate owners and managers in a wide array of markets. Each of SP+’s nine vertical markets focuses exclusively on a single market: • Airports • Event & Venue • Healthcare • Hospitality • Municipality • Office • Residential • Retail • University Our commitment to Innovation in Operation® has made us an industry leader in delivering advanced capabilities to support our clients’ expanding performance and financial needs. Not only can we provide exceptional market-based expertise in each of our service lines, we utilize the latest in advanced technologies and marketing strategies, and have taken new innovative approaches supporting revenue management to maximize the performance of our clients’ businesses. 102-7 – Scale of the Organization Dollar amounts in millions, except per share amounts. Information relates to SP+’s fiscal year ending December 31, 2017. Number of employees 20,800 Net revenues (in millions) $1,590.5 Net income per share (diluted) $1.83 SP+ Corporate Sustainability Report 2017 | November 2018 | 12

102-8 – Information on Employees and Other Workers

SP+ Employee Breakdown (As of December 31, 2017)

	Total	Full-Time	Part-Time	Union	Non-Union
Board	6				
Service	15,173	6,980	8,193	4,551	10,622
Staff & Mgt	5,627	5,064	563	1,688	3,939
	20,806				

	Male	Female	Age <30	Age 30-50	Age >50	Age Not Specified
Board	5	1	0	0	6	0
Service	11,701	3,472	6,469	5,462	3,242	0
Staff & Mgt	2,899	2,728	2,398	2,026	1,203	0

102-9 – Supply Chain

SP+ has strategic partnerships with suppliers that provide an efficient, state-of-the-art supply chain allowing **SP+** employees to efficiently order and obtain the products used to service our clients. Having strategic suppliers employing modern supply chain practices permits **SP+** to measure and minimize its carbon footprint.

SP+'s has several categories of suppliers, including suppliers for internal operations (office supplies, information technology, communications, utilities, etc.), suppliers for products used in our services (cleaning chemicals, cleaning equipment, paper and plastic liner products, EV charging stations, fleet vehicles), service providers (engineering, waste removal), and suppliers for external marketing and communications (consultants, printing, materials).

102-10 – Significant Changes to the Organization and Its Supply Chain

Segment Reporting Realignment

An operating segment is defined as a component of an enterprise that engages in business activities from which it may earn revenue and incur expenses, and about which separate financial information is regularly evaluated by our chief operating decision maker ("CODM"), in deciding how to allocate resources. Our CODM is our chief executive officer.

In the first quarter of 2017, we changed the internal reporting segment information reported to our CODM. The operating segments are internally reported as region one (Commercial) and region two (Airports).

- **Region one (Commercial)** encompasses our services in healthcare facilities, municipalities, including meter revenue collection and enforcement services,

SP+ Corporate Sustainability Report 2017 | November 2018 | 13

government facilities, hotels, commercial real estate, residential communities, retail, colleges and universities, as well as ancillary services such as shuttle and transportation services, valet services, taxi and livery dispatch services and event planning, including shuttle and transportation services. • Region two (Airports) encompasses our services at all major airports as well as ancillary services, which includes shuttle and transportation services and valet services. Former Central Parking Stockholders and Directors Depart On October 2, 2012, SP+ completed our acquisition (the “Central Merger”) of Central Parking Corporation (“Central”). A Central Merger closing condition required us to appoint three individuals to serve as directors, each of whom was designated (the “Board Designees”) by a Central affiliate (the “Central Representative”). On or about March 3, 2017, as a result of a reduction in SP+ common stock held by former Central stockholders, the Central Representative was entitled to designate only two individuals to the Board. In connection with an offering of common stock by former Central stockholders, the remaining two Board Designees resigned as directors effective upon the closing date, May 16, 2017. The former Central stockholders entered into an agreement to sell all of their remaining shares of SP+ common stock on June 21, 2017. The Central Representative no longer has the right to designate any Board Designees. Vertical Market Strategy In 2017 SP+ continued to invest in our vertical market strategy and efforts to more aggressively grow our presence in the Hospitality, Municipal, Healthcare and University markets. In order to effectively target these markets, we have aligned our business by industry vertical markets to highlight the specialized expertise, competencies and services that we provide to meet the needs of each particular industry and customer. Safety and Risk Management Initiatives The personal safety and health of each employee and customer at SP+ is of the utmost importance. The prevention of occupational injuries and illnesses is of such consequence that safe working conditions and practices are given top priority. SP+ maintains a safety and health program conforming to or exceeding the best practices of organizations within our industry. Our programs emphasize injury and illness prevention on the part of both management and employees. We promote cooperation in all safety and health matters, not only between management and employees, but also between each employee, their co-workers, and the unions with which we work. Only through a cooperative effort can a safety program, in the best interest of all, be established and preserved. Our SP+ Corporate Sustainability Report 2017 | November 2018 | 14

safety policies, programs and procedures are accessible to employees through the SP+ intranet site. SP+ continues to utilize SmartDrive in our shuttle and maintenance vehicles to reduce vehicle accidents and improve fuel consumption efficiencies. SmartDrive is a technology-based program that provides the tools to identify and correct high-risk driving behavior before those behaviors lead to a crash. It enables us to effectively manage driving behavior by getting to the root cause of behavior that leads to incidents. SmartDrive promotes less aggressive driving by changing driver behavior while at the same time helping protect drivers and vehicles from the actions of non-professional drivers—providing an electronic record of the events of an incident and evidence of “no-fault” collisions. Our culture and training programs place a focus on various operational safety initiatives and disciplines throughout the organization, as we continue to develop an integrated approach for continuous improvement in our risk and safety programs. We have also dedicated significant resources to our risk and safety programs by providing comprehensive training for our employees, delivered primarily through the use of our web-based SP+ University™ learning management system and our SP+irit of Safety communications. We are committed to continue enhancing our safety and risk management programs and culture. Cost Optimization SP+ been able to significantly reduce costs and improve productivity by streamlining our organization, optimizing back office processes, implementing targeted safety and risk mitigation programs, and better managing discretionary spending. Once again in 2017, we made good progress implementing cost reduction initiatives in areas such as procurement and back office support functions, and did an excellent job controlling overall general & administrative costs. Talent Development SP+ has created learning and leadership programs for individuals to refine their skills and build new ones. We believe that by investing in the future of our people, we are investing in the future of our company. • SP+ University SP+ University, our in-house web-based training system, taps the Internet as a training resource to supplement formal classroom and frontline training programs. We have found that the wide array of skills that we require—from technical skills such as accounting procedures and computer efficiency, to management skills such as employee development, customer service proficiency, and the ability to successfully SP+ Corporate Sustainability Report 2017 | November 2018 | 15

delegate and supervise others—necessitates the use of several training methodologies. We use video-based classroom sessions, self-directed learning packages, and computer-based training programs to form a comprehensive, effective program that provides management employees with the tools they need to needed to successfully perform specific job responsibilities. • Women’s Advisory Forum The SP+ Women’s Advisory Forum has established a robust plan to recruit a more diverse workforce, retain more female talent, and eliminate gender stereotypes in the workplace. In order to achieve these action items, WAF has established specific company-wide development initiatives, creating focused and robust recruitment initiatives, establishing targeted retention and engagement efforts, providing systematic review to monitor progress, and removing barriers to opportunities. • Mentoring Our Mentoring Program pairs mentees with mentors in order to help them develop professional skills, network, and advance in their careers. Acquisitions and Divestitures In January 2018 and we sold our 30% interest in a joint venture, Parkmobile LLC, for $19 million in gross proceeds. The sale affords SP+ greater flexibility to partner with various technology providers in a rapidly evolving sector while at the same time enabling SP+ to continue using Parkmobile as a backend transaction engine and payment processor for certain online channels. 102-11 – Precautionary Principle or Approach While the SP+ Board of Directors is ultimately responsible for risk oversight, the Board has delegated to our Audit Committee the primary responsibility for the oversight of risks facing our business. The Audit Committee reviews enterprise risks with our Director of Internal Audit on a periodic basis. The Audit Committee reviews risk-related findings and conclusions annually with our Board. SP+ integrates sustainability and corporate social responsibility into our business model using these four core beliefs: • Workplace Accountability focuses on a wide array of items such as talent management, diversity and inclusion, labor standards, discrimination and harassment, employee health, and employee training and safety; SP+ Corporate Sustainability Report 2017 | November 2018 | 16

• Marketplace Accountability centers around service quality, responsible sourcing and supply chain management, client safety, and appropriate marketing practices; • Environment Accountability revolves around decreasing or eradicating adverse impact on shared environments, recycling products we use and distribute, and our energy and resource efficiency; and • Community Accountability includes community involvement and philanthropy and it prospers when the first three core beliefs are successfully implemented. Various federal, state and/or local laws designed to protect the environment impact our operations, including the regulation of discharge into soil, water, and air, as well as the generation, handling, storage, transportation, and disposal of waste and hazardous substances. These laws, rules and regulations may increase potential liabilities and costs to our operations. In addition, SP+ is occasionally involved in environmental matters at certain of our locations or related to our operations. Historically, the cost of complying with environmental laws or resolving environmental issues has not had a material adverse effect on our financial position, results of operations, or cash flows. SP+ requires its suppliers, vendors and contractors maintain high standards. SP+ is dedicated to complying with all laws and regulations. 102-12 – External Initiatives • Airports Council International (ACI) • College Athletic Operations Services • Commercial Real Estate Women (CREW) • Institute of Real Estate Management (IREM) • National Center for Spectator Sports Safety & Security • National Healthcare Summit 102-13 – Membership of Associations We are a member of numerous trade and industry groups. Our group memberships include: National • American Association of Airport Executives (AAAE) • Building Owners and Managers Association (BOMA) • Campus Parking and Transportation Association (CPTA) • International Association of Venue Managers SP+ Corporate Sustainability Report 2017 | November 2018 | 17

• International Parking & Mobility Institute (IPI) • National Association of College Auxiliary Services (NACAS) • National Association of Collegiate Directors of Athletics (NACDA) • National Parking Association (NPA) • Parksmart • Stadium Manager’s Association Regional • California Public Parking Association • Carolinas Parking Association • Florida Parking and Transportation Association • Texas Parking and Transportation Association • Michigan Parking Association • Parking Association of Georgia • Parking Association of the Virginias • Middle Atlantic Parking Association • New England Parking Council • Ohio Parking Association 2. Strategy 102-14 – Statement from Senior Decision-Maker See pages 3-4. 3. Ethics & Integrity 102-16 – Values, Principles, Standards and Norms of Behavior Code of Business Conduct SP+ Vision & Core Values SP+’s cultural underpinning is a commitment to put Innovation In Operation™, which means that we constantly strive to use our tools and cultural attributes to develop new and better ways to operate in order to improve the effectiveness and efficiency of everything that we do. These culture attributes include innovation, creativity, excellence, integrity, initiative, knowledge, technology, experience and efficiency. More specifically, SP+ continues to be dedicated to the following: SP+ Corporate Sustainability Report 2017 | November 2018 | 18

• INTEGRITY: Committing to behavior that reflects well on our character and reputation. • EXCELLENCE: Continuously striving for higher quality in who we are and everything we do for our clients, customers, stakeholders and each other. • INNOVATION: Encouraging creative and “outside-the-box” thinking in everything we do, and delivering industry-leading products and services. 4. Governance 102-18 – Governance Structure • Governance • Committee Composition • Directors At SP+, our governance structure and Code of Business Conduct are the roadmap that we use to serve our stakeholders with integrity. SP+’s Board of Directors is responsible for overseeing the business and strategy of the company. SP+ currently has six directors, including our Chief Executive Officer. All of our directors, other than our Chief Executive Officer, are independent. One of our independent directors, Karen Garrison, serves as Chairman of the Board. SP+’s Audit Committee supervises our financial reporting process, meets with our independent registered public accounting firm to review the results of the annual audit, and assists the Board with respect to SP+’s compliance with legal and regulatory requirements. In addition, the Audit Committee considers conflicts of interest and reviews all transactions with related persons and meets with management to discuss legal matters and other areas of risk to our company. SP+’s Compensation Committee assists in defining a total compensation policy for our executives that supports our overall business strategy and objectives, attracts and retains key executives, links total compensation with business objectives and organizational performance, and provides competitive total compensation opportunities at a reasonable cost. This committee also reviews compensation policies and practices applicable to all employees as they relate to risk management and determines whether the risks arising from these compensation policies and practices are reasonably likely to have a material adverse effect on SP+. The primary duties and responsibilities of SP+’s Executive Committee include exercising some or all powers of our Board between regularly scheduled meetings, conducting the evaluation of the performance of the Chief Executive Officer, reviewing CEO compensation SP+ Corporate Sustainability Report 2017 | November 2018 | 19

and making recommendations regarding changes to the Compensation Committee, and serving as a sounding board for management on emerging issues, problems and initiatives.

SP+'s Nominating and Corporate Governance Committee identifies experienced and well-qualified candidates to serve as directors on our Board, taking into account gender and age diversity as well as diversity of professional experience, education and other individual qualities and attributes that will contribute to Board heterogeneity. In addition, this committee recommends corporate governance policies and principles that it has developed to the Board.

Additional information about **SP+**'s governance structure is set forth in our 2018 Proxy Statement. More information about our Board and governance may also be found at *http://ir.spplus.com*.

5. Stakeholder Engagement

102-40 – List of Stakeholder Groups

SP+ stakeholders include our clients and customers, employees, vendor/supplier partners, investors, and the communities in which we serve.

102-41 – Collective Bargaining Agreements

During 2017 **SP+** was party to approximately 83 active collective bargaining agreements across the U.S. These collective bargaining agreements are periodically renegotiated through bargaining with labor representatives. They also set terms for wages, benefits and other terms and conditions of employment. For single-site collective bargaining agreements, **SP+** bargains directly with labor representatives. For area-wide agreements, **SP+** frequently bargains in a group of employers who are covered by the same agreement.

	Total	Full-Time	Part-Time	Union	Union %	Non-Union	Non-Union %
Board	6						
Service	15,173	6,980	8,193	5,700	38%	9,473	62%
Staff & Mgt	5,627	5,064	563	600	11%	5,027	89%
TOTAL	20,800	12,044	8,756	6,300	30%	14,500	70%

102-42 – Identifying and Selecting Stakeholders

SP+ critical stakeholders are identified as key participants that have some interest or impact on our business operations both directly and indirectly. The stakeholders selected for our 2017 Corporate Sustainability Report included **SP+** executives, **SP+** employees, clients and customers, investors, and vendor/supplier partners.

SP+ Corporate Sustainability Report 2017 | November 2018 | 20

102-43 – Approach to Stakeholder Engagement SP+’s services are typically provided at our clients’ locations and are often an integral part of our clients’ efforts at integrating sustainability into their operations (e.g., cleaning, facility maintenance, safety, energy conservation, etc.). Therefore, our sustainability methodology starts with SP+’s service offerings and solutions. Our employees are the engine that drives SP+ operations. We also seek to create and deliver value for our investors every day. Finally, SP+ is highly motivated to function dependably both for and within the communities we serve. SP+ reaches out to our key stakeholder groups annually for direct feedback and regularly encourages and seeks insights and comments from interested parties. 102-44 – Key Topics and Concerns Raised Using surveys, conferences and other methods of personal communication and inquiry, SP+ has sought feedback from major stakeholders, including various employees, clients and customers, suppliers/vendors and investors. 6. Reporting Practice 102-45 – Entities Included in the Consolidated Financial Statements SP+ discloses all of its consolidated subsidiaries as of December 31st, our fiscal year-end, in our annual report. See Exhibit 21.1 to SP Plus Corporation’s 2017 Annual Report on Form 10-K, which was filed with the SEC on February 22, 2018. 102-46 – Defining Report Content and Topic Boundaries Corporate Sustainability Reporting The process for defining our 2017 Sustainability Report content was done in three stages. First, an internal assessment was conducted of the information available along with the corresponding sources. The second phase was the collection of data. The last phase was the elaboration of the report, followed by a diligent internal review and approval process. SP+’s primary stakeholders are clients and customers, employees, vendor/supplier partners, stockholders and the communities in which we serve, and our sustainability strategy is centered on addressing stakeholder varied needs. SP+ Corporate Sustainability Report 2017 | November 2018 | 21

Report Parameters This is SP+’s first Corporate Sustainability Report, and it covers activities related to our 2017 fiscal year that ended December 31, 2017. It developed from discussions with important stakeholders and a materiality assessment following the Global Reporting Initiative (“GRI”) framework that covers Economic, Environmental and Social indicators rated important to our stakeholders. An index of the GRI indicators and metrics is provided at the end of this report. The SP+ 2017 Corporate Sustainability Report covers services provided by SP+ and its subsidiaries throughout the United States, Canada and Puerto Rico. This report introduces the company, our services, and our organizational structure. We identify our key impacts, risks and opportunities relating to our corporate sustainability initiatives and our primary stakeholders. We also discuss our corporate governance initiatives that are designed to ensure our business operations are conducted with the highest integrity. Additional information about the company can be found at www.spplus.com and in our filings with the Securities and Exchange Commission (“SEC”), and can be accessed at the “Investor Relations” section of the company website. Material Topic Boundaries Material Topic Description Boundaries ECONOMIC Economic Performance Economic value generated and Our economic performance impacts our distributed through our business investors, employees and activities. suppliers/vendors. Procurement Practices Significant locations of operation that Our procurement practices impact our strive to purchase products and supplier/vendors. services locally. Anti-Corruption Business practices that serve to avoid Our business practices impact the corruption, such as our Code of reputation of our company in the Business Conduct. business community and impact our clients, employees and investors. Anti-Competitive Behavior Business practices that have been Anti-competitive business practices alleged to be anti-competitive or could impact the reputation of our violating anti-trust and monopoly laws. company in the business community and impact our investors. ENVIRONMENTAL Environmental Compliance Non-compliance with environmental Non-compliance with environmental laws laws and regulations by our company. and regulations have the potential to adversely and directly impact clients, employees, investors and local communities SP+ Corporate Sustainability Report 2017 | November 2018 | 22

Material Topic Description Boundaries Supplier Environmental Percentage of new supplier screened Our assessment of suppliers using Assessment using environmental criteria. environmental criteria impacts clients and local communities. SOCIAL Employment Professional opportunities and employee benefits delivered by our company. Outreach to diversity specific employment sources. Our approach to these topics has a Occupational Health & Safety Initiatives to measure, manage and direct impact on the employees inside reduce safety incidents, and protect our organization. employee health. Training & Education Investments in our employees’ development. Diversity & Equal Opportunity Opportunities for employees of diverse (Equal Remuneration) backgrounds at all levels of our business including women. Our approach to these topics has a direct impact on the employees inside our organization. Non-Discrimination Providing a workplace and organization free from discrimination. Local Communities Benefits delivered to local Through our business, we have the communities. potential to directly and indirectly impact the communities in which we work. Customer Health & Safety Incidents of non-compliance concerning the health and safety impacts of products and services. Our approach to these topics has and direct impact on our clients and Customer Privacy Substantiated complaints concerning customers. breaches of customer privacy and losses of customer data. Socioeconomic Compliance Non-compliance with laws and Our approach to these topics has a regulations in the social and economic direct impact on our clients, employees, area. investors and local communities in which we work. SP+ Corporate Sustainability Report 2017 | November 2018 | 23

102-47 – List of Material Topics

Our citizenship efforts and priorities across **SP+** are informed by the wider societal context around us. **SP+** stakeholder feedback and management assessments inform **SP+** if a topic is of material interest.


Importance for Stakeholders
Increasing Importance
Significance of Economic, Environmental, & Social Impacts to SP+
Increasing Importance
11
10
8
1
13
9
5
14
12
7
6
3
4
2
15

Economic	Environmental	Social
1 Economic Performance	5. Environmental Compliance	7. Employment
2. Procurement Practices	6. Supplier Environmental Assessment	8. Occupational Health & Safety
3. Anti-Corruption		9. Training & Education
4. Anti-Competitive Behavior		10. Diversity & Equal Opportunity
		11. Non-Discrimination
		12. Local Communities
		13. Customer Health and Safety
		14. Customer Privacy
		15. Socioeconomic Compliance

102-48 – Restatements of Information

None.

SP+ Corporate Sustainability Report 2017 | November 2018 | 24

102-49 – Changes in Reporting None. 102-50 – Reporting Period Unless otherwise indicated, this Sustainability Report covers January 1, 2017 through December 31, 2017, our last completed fiscal year as of the date of this report. 102-51 – Date of Most Recent Report This is SP+’s first Sustainability Report. 102-52 – Reporting Cycle Annual 102-53 – Contact Point for Questions Regarding the Report Readers can send feedback, comments or questions regarding our sustainability plans and progress to our Environmental Compliance Officer at sustainability@spplus.com. 102-54 – Claims of Reporting in Accordance with the GRI Standards This report has been prepared in accordance with the GRI Standards: Core option. 102-55 – GRI Content Index See pages 43-45. 102-56 – External Assurance SP+ has not sought external assurance with respect to its 2017 Corporate Sustainability Report, our first effort at compiling such a report. SP+ Corporate Sustainability Report 2017 | November 2018 | 25

ECONOMIC STANDARDS & Management Approach 103 – Management Approach/Policy Statement SP+ recognizes that climate change not only poses serious threats to communities in the form of natural disasters such as devastating floods, droughts and storms, but it also impacts businesses operating in the affected communities. We acknowledge that climate change poses meaningful risks to the economy, while battling climate change may bring new opportunities for our business to grow as well. Our management team regularly reviews the risks facing our business, including those related to climate change, and determines the appropriateness of established and proposed mitigation measures. 201-1 – Direct Economic Value Generated and Distributed Financial information con be found in SP+’s Annual Report on Form 10-K. 201-2 – Financial Implications and Other Risks and Opportunities Due to Climate Change Our operations are subject to various federal, state and/or local laws regulating discharge of materials into the environment or otherwise relating to the protection of the environment, such as discharge into soil, water, and air, and the generation, handling, storage, transportation, and disposal of waste and hazardous substances. These laws generally have the effect of increasing costs and potential liabilities associated with the conduct of our operations. In addition, from time to time, we are involved in environmental matters at certain of our locations or in connection with our operations. Historically, the cost of complying with environmental laws or resolving environmental issues relating to United States locations or operations has not had a material adverse effect on our financial position, results of operations, or cash flows. The table below summarizes climate change risks and opportunities identified and managed by SP+. SP+ Corporate Sustainability Report 2017 | November 2018 | 26

Physical		Regulatory		Other		
Risk related to climate change		Risk related to climate change		Risk related to climate change		
Hot summers and lower rainfall.	Increase in unforeseen extreme weather phenomena, such as hurricanes, floods and heavy snowfall in the winter.	More stringent legislation, new requirements, and regulations impacting parking facilities could add additional costs; shortcomings in expertise or inattention to the rapid development of environmental legislation and regulations.	Increase in taxes, fees and other regulatory burdens related to the energy efficiency of facilities, emissions or waste management could indirectly affect **SP+** due to client budgetary constraints.	Availability of new construction products and solutions and technical and usability challenges.	Failures in reaching and communi-cating our environmental objectives.	Decreasing popularity of car use resulting from environmental awareness.
↓		↓		↓		
Impacts		Impacts		Impacts		
Increase in maintenance costs and fees.	Quality deviations in the maintenance of parking facilities, increase in maintenance costs and fees, damage to properties causing increased costs and/or loss of revenues.	Additional operational costs; impairing share price.	Increase in maintenance costs and fees and reduced demand for services.	Unforeseen problems in design, development and property use and maintenance due to new construction methods.	Loss of clients; loss of reputation impairing the share price.	Reduced demand for services leading to lower revenues.
↓		↓		↓		
Management measures		Management measures		Management measures		
Cost monitoring.	Property insurance, reliable outdoor maintenance partner, quality criteria and setting targets that support customer satisfaction in partnership contracts, anticipatory budgeting.	Management measures: Legislation follow-up, updating expertise, careful selection of partners.	Seeking energy-saving solutions, use of renewable energy sources, anticipatory budgeting.	Innovative development cooperation, procurement expertise, training.	Communi-cations plan, careful setting and follow-up of objectives, corrective action.	Supporting alternative transportation methods; cooperation in the planning of public transport.
↓		↓		↓		

SP+ Corporate Sustainability Report 2017 | November 2018 | 27

Physical		Regulatory		Other		
Opportunity related to climate change		Opportunity related to climate change		Opportunity related to climate change		
Increasing amount of solar and wind power available.	Temperate winters.	Prohibit products that contain harmful substances and waste energy.	Increase in transparent Corporate Social Responsibility reporting.	Clients and customers looking for parking management companies that understand the processes and importance of fostering sustainability and minimizing environ-mental impact.	Increasing interest in the management of ecological footprint, ecological efficiency and operating costs of parking facilities and a green image.	Closer cooperation with customer companies producing sustainable technology.
↓		↓		↓		
Impacts		Impacts		Impacts		
Improvement in the profitability of using renewable energy sources.	Lower energy consumption and maintenance costs.	Development of consumption, emissions, and waste in a more ecological direction.	Increasing comparability of companies.	Gain market share by proactively offering sustainable service offerings; help parking facilities reduce their environ-mental impact; increase energy efficiency and performance; encourage alternative mobility options; strengthen community relationships.	Increasing added value and competitive edge from selling green services and environmental labels.	Improving customer loyalty and growth becoming easier.

SP+ Corporate Sustainability Report 2017 | November 2018 | 28

201-3 – Defined Benefit Plan Obligations and Other Retirement Plans Plan Liabilities A description of Plan Liabilities can be found in Note 15, Benefit Plans, of the SP+ 2017 financial statements set forth in our Form 10-K filed on February 22, 2018. 401(k) Eligibility Our 401(k) Plan is available to employees who are at least 21 years of age and have worked 1,000 hours at SP+. Company Match SP+ contributes an amount in cash or other property as a company match equal to 50% of the first 6% of contributions as they occur. The number of participants varies during the year. SP+ Employee Benefits SP+ offers a comprehensive package of benefits to meet the varied needs of our full-time employees. The benefits offered include medical, dental, vision, life and disability insurance as well as a 401(k) plan. 201-4 – Financial Assistance Received from Government SP+ does not receive significant financial assistance from any host government. 204-1 – Proportion of Spending on Local Suppliers In 2017, SP+ continued to work with local networks of strategically positioned suppliers and vendors to distribute products and deliver services to our urban locations and airports. 205-2 – Communication and Training About Anti-Corruption Policies and Procedures SP+ requires all employees to take an annual class covering our current Code of Business Conduct. The Code of Business Conduct is reviewed periodically and was last updated in 2017. 206-1 – Legal Actions for Anti-Competitive Behavior, Anti-Trust and Monopoly Practices SP+ was not involved in any legal actions for anti-competitive behavior, anti-trust or monopoly practices in in 2017. SP+ Corporate Sustainability Report 2017 | November 2018 | 29

ENVIRONMENTAL STANDARDS & Management Approach 103 – Management Approach/Policy Statement Corporate social responsibility is part of the foundation of a successful and respected company. An increasingly important aspect of this responsibility is stewardship of the planet we live on. One element of such stewardship is sensitivity to issues that impact the environment as well as the health and well-being of our customers and employees. SP+ takes environmental protection seriously and we believe it should be a priority in everything we do. Keeping our garages clean is an important part of our service to our clients and customers, but pressure washing and power scrubbing garages, as well as car washing activities, can be ways for motor oil, fuel, antifreeze and other regulated substances to accidently enter storm drains. The Federal Clean Water Act of 1977 and other federal, state, and local laws have been put in place to protect surface water from pollutants, and SP+ is leading the way to prevent this kind of pollution in order to protect our environment. Although we are not a carbon intensive company, SP+ takes environmental protection seriously and believes environmental compliance should be a priority in all of its activities. We have undertaken initiatives in employee training, enforcement and the development of contracting procedures as part of our corporate responsibility and environmental compliance programs. • Employee Training Through SP+ University, and extensive employee training manual has been developed to raise employees’ environmental awareness and to train employees to comply with environmental laws, specifically those concerning water pollution. The training materials are available through SP+ University and form an integral part of SP+’s environmental policies. After participating in the SP+ University training course, and employee should be able to: o Identify his or her Corporate Responsibility o Navigate and reference the EPA Clean Act of 1977 o Identify and discuss local laws and regulations o Discuss how his or her location(s) can comply with environmental laws o Discuss the requirements for dry sweeping o Discuss the requirements for power washing o Discuss and demonstrate how to protect floor drains o Discuss and demonstrate how to reclaim waste water SP+ Corporate Sustainability Report 2017 | November 2018 | 30

o Recognize a vendor/supplier or internal employee not in compliance with the EPA Clean Water Act of 1977 or local regulations • Enforcement Enforcement of SP+’s environmental policies is achieved through the use of an Employee Call Line, the utilization of an Environmental Compliance Officer, and formal Contracting Procedures. All of these enforcement measures are made more effective by raising employees’ environmental awareness through the Environmental Compliance Training Program described above. o Employee Call Line SP+ employees may report environmental violations or concerns through the “Employee Call Line.” With knowledge developed through participation in SP+ University’s Compliance Training Program, an employee should be able to recognize when a fellow employee or a vendor is not acting in compliance with the Clean Water Act or similar laws, and the hotline serves as a means of reporting such non-compliance. The employee utilizing the Employee Call Line may choose to provide his or her name or remain anonymous. The Employee Call Line may be accessed through the internet as well. All Employee Call Line reports are handled by an outside company called Global Compliance Services, which communicates the reported information to SP+. The Employee Call Line notification, which is posted at all staffed locations, states that an investigation of any allegations reported will be conducted by SP+ and appropriate action, if necessary, will be taken. o Environmental Compliance Officer SP+ has designated an Environmental Compliance Officer (“ECO”). The ECO is responsible for: Ø Development and dissemination of our environmental policies. Ø Development of standards for hiring vendors/suppliers engaged in environmentally sensitive activities on behalf of SP+. Ø Development of standard forms of power washing, sweeping and car washing contracts. SP+ Corporate Sustainability Report 2017 | November 2018 | 31

Ø Acting as a resource for SP+ University’s Environmental Compliance Training Program. Ø Acting as a resource for addressing Employee Call Line inquiries concerning environmental matters. o Contracting Procedures SP+ enforces environmental compliance through its contracting procedures as described below. • Contracting Procedures There are two general types of contracts where the disposal of wash water and other Clean Water Act concerns are especially relevant. The first type of contract is where SP+’s own personnel directly provide power washing, sweeping or car washing services for clients. The other type of contract is where SP+ utilizes third party vendors to provide power washing, sweeping or car washing services for clients. o SP+-Provided Cleaning Services Ø Compliance is Mandatory: SP+ must comply with all applicable environmental laws. Ø Environmental Procedures Manual: Each SP+ regional office must retain local environmental consultants to determine all applicable environmental compliance requirements that will be documented in an Environmental Procedures Manual (“EPM”). Ø Best Practices: SP+’s personnel must become familiar with (i) applicable EPMs and their recommendations, and (ii) their facilities and their facilities’ plumbing. Ø Capital Expenditures: In addition to standard capital expenditures approvals, acquisition of all cleaning equipment requires additional approval by the SP+ Legal Department. Ø Contracting with Clients: Purchase order or simple contract is permitted; however, execution requires an EPM and SP+ must comply with all its recommendations. SP+ Corporate Sustainability Report 2017 | November 2018 | 32

o Third-Party Vendor Provided Cleaning Services Ø SP+ Forms Are Mandatory: SP+’s form contracts must be used with all third-party vendors. Ø Legal Department Prepares Contracts: Fully executed copies of all contracts must be maintained by the Legal Department. Ø Accounts Payable: No third-party vendor contract will be paid unless Accounts Payable confirms that the Legal Department has a copy of the applicable fully executed contract. Ø Finding Vendors: Third-party vendors must sign SP+’s form cleaning contract, perform the complete scope of services, obtain the necessary permits and insurance, and possess the equipment necessary to perform the work in accordance with the EPM. Ø Oversight: Local SP+ personnel are responsible for general oversight of the vendor, with the goal of assuring that the vendor performs the work in compliance with the contract and permits and otherwise does not violate environmental laws. 307-1 – Non-Compliance with Environmental Laws and Regulations Disclosure relating to regulatory environment and environmental compliance can be found the company’s Annual Report on Form 10-K for the year ended December 31, 2017. 308-1 – New Suppliers Screened Using Environmental Criteria SP+ uses third-party vendors and suppliers to provide cleaning services at certain parking facilities. Third-party vendors must sign SP+’s form cleaning contract, perform the complete scope of services, obtain the necessary permits and insurance, and possess the equipment necessary to perform the work in accordance with SP+’s Environmental Procedures Manual, which is created by professionals on a regional basis to ensure federal as well as regional, state and local laws are all addressed. Local SP+ personnel are responsible for general oversight of the vendor, with the goal of assuring that the vendor performs the work in compliance with the contract and permits and otherwise does not violate environmental laws. SP+ Corporate Sustainability Report 2017 | November 2018 | 33

SOCIAL STANDARDS & Management Approach 1. Employment 401-2 – Benefits Provided to Full-Time Employees Not Provided to Temporary or Part- Time Employees All health care benefits are provided to all full-time employees as defined under the Affordable Care Act. Additionally, full-time employees receive ancillary benefits such as life and disability coverage. 2. Occupational Health & Safety 403-2 – Types of Injury and Rates of Injury, Occupational Diseases, Lost Days, and Absenteeism, and Number of Work-Related Fatalities SP+ is committed to maintaining a safe and healthy working conditions. Because safety is the responsibility of everyone, each employee is expected to take all safety and health policies seriously and help enforce these policies within the workplace. SP+ had no work-related fatalities in 2017. 3. Training and Education 404-1 – Average Hours of Training Per Year Per Employee All employees including management are required to complete annual fundamentals training that includes approximately six hours of content. This content covers our Code of Business Conduct, Information Security, Preventing Harassment and Discrimination, and Safety Topics. Approximately 3,000 new hires completed mandatory new-hire training, which contains about eight hours of content including Orientation, Code of Business Conduct, First Observer, Information Security, Environmental, Preventing Harassment and Discrimination, Safety and Customer Service. The Facility Manager Training Program is a two-day instructor- led event which 154 managers attended in 2017. 404-2 – Programs for Upgrading Employee Skills and Transition Assistance Programs SP+ seeks to create an inclusive and supportive environment in which employees are treated with dignity and respect, and where individuals can grow professionally based upon the quality of their contributions and competencies. We have created learning and leadership programs for individuals to refine their skills and build new ones. We believe that by investing in the future of our people, we are investing in the future of our company. SP+ Corporate Sustainability Report 2017 | November 2018 | 34

Our dedication to the long-term success of our employees underpins our training ideology. We believe that every employee should not only be given the tools and skills necessary to be successful in their current position, but they should also have access to tools to prepare them for an advanced career within SP+. With that goal in mind, our training is designed and developed to ensure our staff achieves a degree of mastery in each position within our organization. Corporate Compliance Courses & Policies All new employees are required to complete the following courses as part of their on- boarding process. These courses are available through our online training forum SP+ University, which is described below. o Courses to be Completed Within the First Two Weeks of Employment Ø Code of Business Conduct Ø Information Security Awareness Ø Sexual Harassment Prevention Ø Leading the Way: Environmental Compliance and Protection Ø First Observer Ø Introduction to Safety Ø Blood-born Pathogens Ø Hazard Communication o Courses to be Completed Within the First 30 to 60 Days of Employment Ø Non-Harassment and Diversity* Ø Robbery Procedures* Ø Heat Illness* Ø Motor Vehicle Safety** *Within first 30 days of employment **Within first 60 days of employment SP+ University SP+ University is the face of our training department offering access to job specific curricula, course content, materials, and reporting. As a web-based resource, SP+ University gives our employees access to training 24/7. We have found that the wide array of skills that we require—from technical skills such as accounting procedures and computer efficiency, to management skills such as employee development, customer service proficiency, and the ability to successfully SP+ Corporate Sustainability Report 2017 | November 2018 | 35

delegate and supervise others—necessitates the use of several training methodologies. We use video-based classroom sessions, self-directed learning packages, and computer-based training programs to form a comprehensive, effective program that provides management employees with the tools they need to successfully perform specific job responsibilities.

- **Mentoring**. Our Mentoring Program pairs mentees with mentors in order to help them develop professional skills, network, and advance in their careers.

404-3 – Percentage of Employees Receiving Regular Performance and Career Development Reviews

SP+ is committed to fostering an environment in which each employee and manager partnership build a trusting and respectful relationship in which feedback and coaching are candid and frequent; opportunities for development that align with the employee's goals, strengths, and career interests are provided; and outstanding performance, high potential and great leadership are rewarded.

Building this relationship is the essence of **SP+**'s performance and development process. At the center of this relationship between employee and manager are minimally quarterly conversations – constructive, friendly and continuous two-way conversations about performance, development and career growth.

4. Diversity and Equal Opportunity

405-1 – Diversity of Governance Bodies and Employees

As of December 31, 2017

	Total	Male	Female	Age <30	Age 30-50	Age >50	Age Not Specified	Minority	White	Not Specified
Board	6	83%	17%	0%	0%	100%	0%	17%	83%	0%
Service	2,150	77%	23%	52%	32%	16%	0%	75%	25%	0%
Staff & Mgt	18,280	52%	48%	33%	40%	27%	0%	64%	36%	0%

- **Commitment to Diversity and Equal Employment Opportunity**: **SP+** is an equal opportunity employer and does not discriminate against any individual in hiring, employment, or advancement because of race, color, national origin, gender, sexual orientation, religion, age, disability, veteran status, or any other legally protected status as defined by applicable laws. Employment opportunities at **SP+** are based on non-discriminatory factors.

SP+ Corporate Sustainability Report 2017 | November 2018 | 36

SP+ strongly supports the policies of the Americans with Disabilities Act and is committed to treating applicants and employees with disabilities in accordance with the requirements of the statute. SP+ seeks to give full and equal employment opportunities to all persons capable of performing successfully in our available positions. Where appropriate and possible, SP+ will make reasonable accommodations for the disability of an employee or applicant. • Discrimination & Harassment: It has been and continues to be SP+’s policy to (i) provide employees with a work environment free from discrimination and harassment, and (ii) prohibit discrimination and harassment of employees or customers in the workplace by any person, in any form. Discrimination and harassment can take many forms and can be based on a number of factors including a person’s race, color, national origin, gender, sexual orientation, religion, age, disability veteran status, or any other legally protected status as defined by applicable laws. Discrimination and harassment can include offensive remarks, slurs or other verbal, written or inappropriate physical behavior based on a protected classification, such as the factor listed directly above. SP+ has a zero-tolerance policy for any type of discrimination or harassment. Complaints of harassment or discrimination are taken seriously and are handled in a confidential manner to the extent possible. Disciplinary action up to and including termination will be taken against persons who engage in harassment or discrimination or who retaliate against persons who either make good faith complaints of harassment or discrimination or who provide information related to complaints of harassment or discrimination. SP+ employees are responsible to help assure that harassment and discrimination are avoided throughout the company. Additionally, each manager and supervisor has an affirmative duty to maintain a workplace free from discrimination and harassment. All SP+ employees are required to complete the Sexual Harassment Prevention training module made available at SP+ University on their first day of employment at the company. 406-1 – Incidents of Discrimination and Corrective Action Taken Professional behavior is expected and required of all SP+ employees. Our intent is to provide all employees with a workplace environment consistent with SP+’s core values. Accordingly, SP+ does not tolerate workplace discrimination or harassment based on age, ancestry, color, religious creed, request for / use of family and medical care leave, disability (mental or physical) including HIV and AIDS, marital status, medical, genetic information, military and veteran status, national origin, race, sex, gender, gender identity, gender expression, sexual orientation, or any other status protected by law. SP+ Corporate Sustainability Report 2017 | November 2018 | 37

• Enforcement: To enforce the Code of Business Conduct and other compliance policies, and to protect against theft or fraud, SP+ has implemented a rigorous audit program. We actively monitor work activities and reserve the right to use surveillance. Anyone violating the Code of Business Conduct, or committing theft or fraud, is subject to disciplinary action including dismissal and, under the appropriate circumstances, criminal prosecution. • Reporting Violations: Should any SP+ employee become aware of violations, or just have a need to discuss work issues, we have several communication programs that our employees are encouraged to use. These include the following: o Open Communication Policy: SP+ believes in direct and open communication at all levels. Through effective and open dialogue, employee concerns can be identified and resolved. If our employees have a concern or problem that needs to be addressed, they are encouraged to discuss the issue with their supervisor, or if that is not appropriate under the circumstances, the next level of management. o Complaint Procedure: If employees are not satisfied with their supervisor’s response, they communicate directly with a representative from the Chicago or Nashville Support Office or a regional Human Resources representative. o Phone/Web Reporting: Reports may also be made at any time through the SP+ Hotline (800-245-4714) or via the Internet at ethicsreportline.spplus.com. SP+ employees can report concern without fear of retaliation. 5. Local Communities 413-1 – Operations with Local Community Engagement, Impact Assessments and Development Programs Foremost, all SP+ HR recruiting for site level employees starts in the local communities in which that site is located. We want our people who work at client locations to be members of that community, if at all possible. SP+ in the Community As stewards of the communities we serve, we support a variety of causes and organizations with our time and resources. With SP+ employees located in offices and facilities across the nation, we recognize the importance of connecting with our local communities through outreach and charitable partnerships. Examples of our community and charitable organization outreach efforts include: SP+ Corporate Sustainability Report 2017 | November 2018 | 38

• Forgotten Angels. The SP+ Nashville Support Office held a fundraising event to support the Salvation Army’s Forgotten Angels program. The Forgotten Angels program provides gifts at Christmas to elderly and older kids that are typically not picked on their Angel Tree program. Events included a chili cook-off, dessert contest and corn hole competition. • Ronald McDonald House Charities. SP+ employees from the team in Columbus, Ohio, raised money to host a dinner for families through the Ronald McDonald House Charities, which they served to families. Fundraising activities included a 5K charity run and office football pool. • Nashville Rescue Mission. SP+’s Nashville Support Office raised money for the Nashville Rescue Mission, which provides food, shelter and clothing to those in need. The charity’s Life Recovery program specifically helps abuse and addiction victims. SP+ is committed to operating under a core set of fundamental values: • Integrity • Excellence • Innovation These values intertwine to provide a baseline mentality for how we operate, and nowhere is that more evident than in how we take responsibility for our activities that impact stakeholders and the environment. In 2017 thousands of SP+ employees were impacted by natural disasters, including hurricanes, earthquakes and wild fires. During these times, our employees banded together to care for their communities, clients, and each other, even as they faced their own personal losses. This illustrated the strength and character of our organization and our ability to drive results through resilience. How We Give Back In 2017, employees in each of our industry groups and supporting business functions engaged in philanthropic projects in their own communities throughout the enterprise. Click here to read more about SP+’s commitment to our local communities. We also celebrate these activities on our Facebook page and other social media sites. Individuals, SP+ service teams, and clients have received national and local recognition for their contributions to sustainability, service excellence, and community. SP+ Corporate Sustainability Report 2017 | November 2018 | 39

Awards and Recognitions APO with Distinction Designation from International Parking Institute SP+ is the first commercial parking operator to earn the Accredited Parking Organization (APO) with Distinction designation by the International Parking Institute. The APO program verifies that an organization has achieved the industry’s established levels of quality and professionalism. SP+ is the first commercial parking operator to earn the Accredited Parking Organization (APO) with Distinction designation by the International Parking Institute. The APO program verifies that an organization has achieved the industry’s established levels of quality and professionalism. To meet the APO standard, an organization must be within the top 30 percent of the global parking industry in parking management and operations, customer services, professional development, safety, and security. Accreditation with Distinction indicates that the organization has achieved standing in the top 5 percent of the global industry. Award of Excellence from Carolinas Parking Association SP+ was chosen second-place winner for the “Parking System Operation – Most Innovative and/or Effective” category for the Carolinas Parking Association Awards of Excellence. SP+ was selected for its innovative approach to the Freeman Park Website and Campsite Reservation System that allows visitors planning to stay overnight at Freeman Park to easily purchase a camping permit online and learn about site access and amenities. Sustainable Quality Award from Santa Monica Chamber of Commerce SP+ Municipal Services in Santa Monica, CA was awarded Sustainable Quality Award (“SQA”) for Excellence in Sustainable Economic Development by the Santa Monica Chamber of Commerce, the City of Santa Monica, and Sustainable Work. The SQA award identifies and recognizes businesses in the Santa Monica area that are successfully incorporating sustainable practices into their operations. The award signifies the operating group’s commitment to the long-term economic sustainability of its operations and to sustaining local and regional business. SP+ Corporate Sustainability Report 2017 | November 2018 | 40

6. Customer Health and Safety 416-2 - Incidents of Non-Compliance Concerning the Health and Safety Impacts of Products and Services In 2017 SP+ was issued one OSHA Serious Citation and a fine of $2,000. No other OSHA citations were issued. 7. Customer Privacy 418-1 - Substantiated Complaints Concerning Breaches of Customer Privacy and Losses of Customer Data In 2017 SP+ did not receive any substantiated complaints regarding breaches of customer privacy and losses of customer data, nor did we identify any leaks, thefts or loss of customer data. 8. Socioeconomic Compliance 419-1 – Non-Compliance with Laws and Regulations in the Social and Economic Area SP+ did not receive any significant fines or non-monetary sanctions in 2017. SP+ Corporate Sustainability Report 2017 | November 2018 | 41

GRI INDEX Reference Disclosure Description (page) GENERAL DISCLOSURES—ORGANIZATIONAL PROFILE 102-1 Name of the Organization 4 102-2 Activities, brands, products and services 4 102-3 Location of headquarters 11 102-4 Location of operations 11 102-5 Ownership and legal form 11 102-6 Markets served 12 102-7 Scale of the organization 12 102-8 Information on employees and other workers. 13 102-9 Supply chain 13 102-10 Significant changes to the organization and its supply chain 13 102-11 Precautionary principle or approach 16 102-12 External initiatives 17 102-13 Membership of associations 17 GENERAL DISCLOSURES—STRATEGY 102-14 Statement from senior decision-maker 2 GENERAL DISCLOSURES—ETHICS AND INTEGRITY 102-16 Values, principles, standards, and norms of behavior 18 GENERAL DISCLOSURES—GOVERNANCE 102-18 Governance structure 19 GENERAL DISCLOSURES –STAKEHOLDER ENGAGEMENT 102-40 List of stakeholder groups 20 102-41 Collective bargaining agreements 20 102-42 Identifying and selecting stakeholders 20 102-43 Approach to stakeholder engagement 21 102-44 Key topics and concerns raised 21 GENERAL DISCLOSURE—REPORTING PRACTICE 102-45 Entities included in the consolidated financial statements 21 102-46 Defining report content and topic boundaries 21 102-47 List of material topics 24 102-48 Restatements of information 24 102-49 Changes in reporting 25 102-50 Reporting period 25 102-51 Date of most recent report 25 102-52 Reporting cycle 25 102-53 Contact point for questions regarding the report 25 102-54 Claims of reporting in accordance with the GRI Standards 25 102-55 GRI Content Index 25 102-56 External Assurance 25 SP+ Corporate Sustainability Report 2017 | November 2018 | 42

Reference Disclosure Description (page) SPECIFIC DISCLOSURES—ECONOMIC PERFORMANCE (201) 103 Management Approach 26 201-1 Direct economic value generated and distributed 26 201-2 Financial implications and other risks and opportunities due to climate 26 change 201-3 Defined benefit plan obligations and other retirement plans 29 201-4 Financial assistance received from government 29 SPECIFIC DISCLOSURES—PROCUREMENT PRACTICES (204) 103 Management Approach 29 204-1 Proportion of spending on local suppliers 29 SPECIFIC DISCLOSURES—ANTI-CORRUPTION (205) 103 Management Approach 29 205-2 Communication and training about anti-corruption policies and 29 practices SPECIFIC DISCLOSURES—ANTI-COMPETITIVE BEHAVIOR (206) 103 Management Approach 29 206-1 Legal actions for anti-competitive behavior, anti-trust, and monopoly 29 practices SPECIFIC DISCLOSURES—MATERIALS (301) 103 Management Approach 30 SPECIFIC DISCLOSURES—ENVIRONMENTAL COMPLIANCE (307) 103 Management Approach 33 307-1 Non-compliance with environmental laws and regulations 33 SPECIFIC DISCLOSURES—SUPPLIER ENVIRONMENTAL ASSESSMENT (308) 103 Management Approach 33 308-1 New suppliers that were screened using environmental criteria 33 SPECIFIC DISCLOSURES—EMPLOYMENT (401) 103 Management Approach 34 401-2 Benefits provided to full-time employees that are not provided to 34 temporary or part-time employees SPECIFIC DISCLOSURES—OCCUPATIONAL HEALTH AND SAFETY (403) 103 Management Approach 34 403-2 Types of injury and rates of injury, occupational diseases, lost days, 34 and absenteeism, and number of work-related fatalities SPECIFIC DISCLOSURES—TRAINING AND EDUCATION (404) 103 Management Approach 34 404-1 Average hours of training per year per employee 34 404-2 Programs for updating employee skills and transition assistance 34 programs 404-3 Percentage of employees receiving regular performance and career 36 development reviews SP+ Corporate Sustainability Report 2017 | November 2018 | 43

Reference Disclosure Description (page) SPECIFIC DISCLOSURES—DIVERSITY AND EQUAL OPPORTUNITY (405) 103 Management Approach 36 405-1 Diversity of governance bodies and employees 36 SPECIFIC DISCLOSURES—NON-DISCRIMINATION (406) 103 Management Approach 37 406-1 Incidents of discrimination and corrective actions taken 37 SPECIFIC DISCLOSURES—LOCAL COMMUNITIES (413) 103 Management Approach 38 413-1 Operations with local community engagement, impact assessments, 38 and development programs SPECIFIC DISCLOSURES—CUSTOMER HEALTH AND SAFETY (416) 103 Management Approach 41 416-2 Incidents of non-compliance concerning the health and safety impacts 41 of products and services SPECIFIC DISCLOSURES—CUSTOMER PRIVACY (418) 103 Management Approach 41 418-1 Substantiated complaints concerning breaches of customer privacy and 41 losses of customer data SPECIFIC DISCLOSURES—SOCIOECONOMIC COMPLIANCE (419) 103 Management Approach 41 419-1 Non-compliance with laws and regulations in the social and economic 41 area. SP+ Corporate Sustainability Report 2017 | November 2018 | 44